Exhibit 21


                                 NCT Group, Inc.
                            50% or Greater Ownership

       Business Segment                                 % Ownership
       ----------------                                 -----------
       Media Group
         Distributed Media Corporation                      100
                DMC Cinema, Inc.                             84
                DMC Health Media, Inc.                      100
                DMC Israel                                   50
         NCT Audio Products, Inc.                            94

       Communications Group
         NCT Hearing Products, Inc.                         100
                Pro Tech Communications, Inc.                83
                NCT Medical Systems, Inc.                    90
         ConnectClearly.com, Inc.                            95
         Midcore Software, Inc.                             100
                Midcore Software Limited                    100
         Artera Group, Inc.                                 100

       Technology Group/Other
         Advancel Logic Corporation                          99
         Noise Cancellation Technologies (Europe) Ltd.      100
         NCT Muffler, Inc.                                  100
         Chaplin Patents Holding Company, Inc.              100
         NCT Far East, Inc.                                 100
         2020 Science, Inc.                                 100
         NCT Video Displays, Inc.                           100